BY-LAWS
                                       OF
                          CALVERT NEW WORLD FUND, INC.


                                    ARTICLE 1
                                    ---------

                 ARTICLES OF INCORPORATION AND PRINCIPAL OFFICE
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     1.1     ARTICLES  OF  INCORPORATION.  These  By-laws  are  subject  to  the
             ---------------------------
Articles of Incorporation of Calvert New World Fund, Inc. (the "Fund" or "Corporation"), a corporation established under the General Corporation Law of the State of Maryland.

     1.2     PRINCIPAL  OFFICE  OF  THE  FUND.  The principal office of the Fund
             --------------------------------
will  be  4550  Montgomery  Avenue,  Bethesda,  Maryland,  20814.

                                    ARTICLE 2
                                    ---------

                             DIRECTORS AND MEETINGS
                             ----------------------

     2.1     NUMBER  OF  DIRECTORS.  The  Corporation  will  have  at  least one
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director.  This  number  may  be  increased  by  a majority vote of the Board of
Directors, but will never be less than the minimum number required by the Maryland General Corporation Law.

     2.2     QUORUM.  At  any  meeting  of  the  Directors  a  majority  of  the
             ------
Directors then in office will constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.3     REGULAR  MEETINGS.  Regular  meetings  of the Directors may be held
             -----------------
without call or notice at such places and at such times as the Directors may from time to time determine, provided that notice of the first regular meeting following any such determination will be given to absent Directors.

     2.4     SPECIAL MEETINGS.  Special meetings of the Directors may be held at
             ----------------
any time and at any place designated in the call of the meeting when called by the Chairman of the Directors, the President or the Controller or by two or more Directors, sufficient notice thereof being given to each Director by the Secretary or an Assistant Secretary or by the officer of the Directors calling the meeting.

     2.5     NOTICE.  It  will  be  sufficient notice to a Director of a special
             ------
meeting to send notice by mail at least forty-eight hours or by telegram or facsimile at least twenty-four hours before the meeting addressed to the Director at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.6     PARTICIPATION  BY  TELEPHONE.  One  or  more  of  the Directors may
             ----------------------------
participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means will constitute presence in person at a meeting to the extent permitted by the Investment Company Act of 1940.

     2.7     SPECIAL  ACTION.  When  all  the  Directors  will be present at any
             ---------------
meeting, however called, or for whatever purpose held, or will assent to the holding of the meeting without notice, or after the meeting will sign a written assent thereto on the record of such meeting, the acts of such meeting will be valid as if the meeting had been regularly held.

     2.8     ACTION  BY  CONSENT.  Any  action  by  the  Directors  may be taken
             -------------------
without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meeting, or by telephone consent provided a quorum of Directors participate in any such telephone meeting. Such consent will be treated as a vote of the Directors for all purposes.

                                    ARTICLE 3
                                    ---------

                                    OFFICERS
                                    --------

     3.1     ENUMERATION;  QUALIFICATION.  The  officers of the Corporation will
             ---------------------------
be a the President, a Treasurer or Controller, a Secretary and any such other officers, including Vice Presidents and Assistant Secretaries, if any, as the Directors from time to time may in their discretion elect. The Corporation may also have such agents as the Directors from time to time in their discretion may appoint. An officer may be but is not required to be a Director or shareholder. Any two or more offices may be held by the same person, but one person may not serve concurrently as both President and Vice-President.

     3.2     ELECTION.  The  Chairman  of  the  Directors,  the  President,  the
             --------
Controller and the Secretary will be elected annually by the Directors. Other officers, if any, may be elected by the Directors at any time to serve for one year until his successor is elected and qualifies. Vacancies in any office may be filled at any time by the Board of Directors.

     3.3     TENURE.  The  Chairman  of  the  Directors,  the  President,  the
             ------
Controller and the Secretary will hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Other officers elected by the Directors serve for one year or until their successors are elected and qualify. If the Board of Directors in its judgment finds that the best interests of the corporation will be served, it may remove any officer or agent of the corporation.

     3.4     POWERS.  Subject  to  the  other  provisions of these By-laws, each
             ------
officer will have, in addition to the duties and powers herein and in the Articles of Incorporation set forth, such duties and powers as are commonly incident to the office occupied by him or her under the General Corporation Law of the State of Maryland, and such other duties and powers as the Directors may from time to time designate.

     3.5     CHAIRMAN;  PRESIDENT.  Unless  the Directors otherwise provide, the
             --------------------
Chairman of the Directors, or, if there is none, or in the absence of the Chairman, the President will preside at all meetings of the shareholders and of the Directors. The President will be the chief executive officer of the Corporation and, subject to the Directors, will have general supervision over the business and policies of the Corporation.

     3.6     CONTROLLER.  The  Controller  will  be  the  chief  financial  and
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accounting  officer  of  the Corporation, and will, subject to the provisions of the Articles of Incorporation and to any arrangement made by the Directors with a custodian, investment advisor or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Corporation, and will have such other duties and powers as may be designated from time to time by the Directors or by the President.

     3.7     SECRETARY.  The  Secretary  will  record  all  proceedings  of  the
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shareholders  and  the Directors in books to be kept for that purpose; the books or copies of the books will be kept at the principal office of the Corporation. In the absence of the Secretary from any meeting of the shareholders or Directors, an assistant secretary, or if there is none or if he or she is absent, a temporary secretary chosen at such meeting will record the proceedings thereof in the aforesaid books.

     3.8     RESIGNATIONS  AND  REMOVALS.  Any Director or officer may resign at
             ---------------------------
any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Directors. The resignation will be effective upon receipt unless specified to be effective at some other time. The Directors may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Corporation, no Director or officer resigning and no officer removed will have any right to any compensation for any period following his or her resignation or removal.

                                    ARTICLE 4
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                                   COMMITTEES
                                   ----------

     4.1     GENERAL.  The  Directors,  by  vote  of a majority of the Directors
             -------
then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Articles of Incorporation, or by these By-laws may not be delegated. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business will be conducted so far as possible in the same manner as is provided by these By-laws for the Directors themselves. All members of such committees will hold their offices at the discretion of the Directors. The Directors may abolish any committee at any time. Any committee to which the Directors delegate any of their powers or duties will keep records of its meetings and will report its action to the Directors. The Directors will have power to rescind any action of any committee, but no such rescission will have retroactive effect.

                                    ARTICLE 5
                                    ---------

                                     REPORTS
                                     -------

     5.1     GENERAL.  The  Directors  and  officers  will render reports at the
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time  and  in  the  manner  required  by  the  Articles  of Incorporation or any applicable law. Officers and Committees will render such additional reports as they may deem desirable or as may from time to time be required by the Directors.

                                    ARTICLE 6
                                    ---------

                                      SEAL
                                      ----

     6.1     GENERAL.  The  seal of the Corporation will consist of a flat-faced
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die  with the word "Maryland," together with the name of the Corporation and the year of its organization cut or engraved thereon, but, unless otherwise required by the Directors, the seal will not be necessary to be placed on, and its absence will not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Corporation.

                                    ARTICLE 7
                                    ---------

                               EXECUTION OF PAPERS
                               -------------------

     7.1     GENERAL.  Except  as  the  Directors may generally or in particular
             -------
cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Directors will be signed by the President, any Vice President or Assistant Vice President, or by the Controller, Secretary or Assistant Secretary and need not bear the seal of the Corporation.

                                    ARTICLE 8
                                    ---------

                         ISSUANCE OF SHARE CERTIFICATES
                         ------------------------------

     8.1     SHARE  CERTIFICATES.  In  lieu  of issuing certificates for shares,
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the  Directors  or  the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Corporation for the record holders of such shares, who will in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and will be held to have expressly assented and agreed to the terms hereof.

     Each shareholder is entitled to request a certificate which represents and certifies the number of whole shares he holds in the Corporation. No certificates will be issued for fractional shares, and any request for such certificates must be made in writing. Certificates will be signed by the President, Vice President, or the Chairman of the Board, and countersigned by the Secretary, Assistant Secretary, the Treasurer or Controller, or an Assistant Treasurer. Such signatures may be manual or facsimile signatures. In case any officer who has signed or whose facsimile signature has been placed on such certificate will cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

     8.2     LOSS  OF  CERTIFICATES.  In case of the alleged loss or destruction
             ----------------------
or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Directors will prescribe. A surety bond may be required prior to the issuance of a duplicate certificate.

     8.3     ISSUANCE  OF  NEW  CERTIFICATE  TO  PLEDGEE.  A  pledgee  of shares
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transferred  as collateral security will be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate will express on its face that it is held as collateral security, and the name of the pledgor will be stated thereon, who alone will be liable as a shareholder, and entitled to vote thereon.

     8.4     DISCONTINUANCE  OF  ISSUANCE OF CERTIFICATES.  The Directors may at
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any  time  discontinue  the  issuance  of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation will not affect the ownership of shares in the Corporation.

                                    ARTICLE 9
                                    ---------

                         CUSTODY OF SECURITIES AND CASH
                         ------------------------------

     9.1     EMPLOYMENT  OF  A CUSTODIAN.  The Corporation will place and at all
             ---------------------------
times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all Funds, securities, and similar investments owned by the Corporation for the benefit of any of its series. The Custodian will be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Fund's Custodian may deposit all or a part of the securities owned by the Fund for the benefit of any of its series in a subcustodian or subcustodians situated within or without the United States. The Custodian will be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 17(f)]

     9.2     CENTRAL  CERTIFICATE  SERVICE.  Subject to such rules, regulations,
             -----------------------------
and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Fund's Custodian may deposit all or any part of the securities owned by the Fund for the benefit of any of its series in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [Investment Company Act, Section 17(f)]

     9.3     CASH  ASSETS.  The  cash  proceeds  from the sale of securities and
             ------------
similar investments and other cash assets of the Fund for the benefit of any of its series will be kept in the custody of a bank or banks appointed pursuant to
Section 9.1 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Fund may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the
                                                               --------
balance of such account or the aggregate balances of such accounts will at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [Investment Company Act, Section 17(f)]

     9.4     FREE  CASH ACCOUNTS.  The Fund may, upon resolution of its Board of
             -------------------
Directors, maintain a petty cash account free of the foregoing requirements of this Article 9 in an amount not to exceed $500, provided that such account is
                                                   --------
operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [Investment Company Act, Rule 17f-3]

     9.5     ACTION  UPON  TERMINATION OF CUSTODIAN AGREEMENT.  Upon resignation
             ------------------------------------------------
of a custodian of the Fund or inability of a custodian to continue to serve, the Board of Directors will promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors will call as promptly as possible a special meeting of the shareholders to determine whether the Fund will function without a custodian or will be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Fund, the custodian will deliver and pay over all property of the Fund held by it as specified in such vote.

                                   ARTICLE 10
                                   ----------

                      DEALINGS WITH DIRECTORS AND OFFICERS
                      ------------------------------------

     Any Director, officer or other agent of the Fund may acquire, own and dispose of shares of the Fund to the same extent as if he were not a Director, officer or agent; and the Directors may accept subscriptions to shares or repurchase shares from any firm or company in which he or she is interested.

                                   ARTICLE 11
                                   ----------

                                  SHAREHOLDERS
                                  ------------

     11.1     MEETINGS.  A  meeting  of  the  shareholders  of  the Fund for the
              --------
benefit of any of its series will be held whenever called by the Directors and whenever election of a Director or Directors by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940 for that purpose. The Directors will promptly call and give notice of a meeting of shareholders for the purpose of voting upon removal of any Director of the Fund when requested to do so in writing by shareholders holding not less than 25% of the shares then outstanding of the Fund pertaining to any series. Meetings of shareholders for any other purpose will also be called by the Directors when requested in writing by shareholders holding at least 25% of the shares then outstanding of the Fund pertaining to any series. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held within the preceding 12 months. Notices of any meeting of the shareholders will be given by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, not less than 10 days or more than 90 days before the meeting, to such address as may be registered with the Fund by the shareholder.

     11.2     RECORD DATES.  For the purpose of determining the shareholders who
              ------------
are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Directors may from time to time fix a time, which will not be less than 10 or more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date will have such right, notwithstanding any transfer of shares on the books of the Fund after the record date; or without fixing such record date the Directors may for any such purposes close the register or transfer books for all or any part of such period.

                                   ARTICLE 12
                                   ----------

                            AMENDMENTS TO THE BY-LAWS
                            -------------------------

     12.1     GENERAL.  These By-laws may be amended or repealed, in whole or in
              -------
part, by a majority of the Directors then in office at any meeting of the Directors, or by one or more writings signed by such a majority.

                                   ARTICLE 13
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     13.1 The Fund shall indemnify or advance any expenses to Directors and Officers to the extent permitted or required by the Maryland General Corporation Law, provided, however, that the Fund shall only be required to indemnify or advance expenses to any person other than a Director, to the extent specifically approved by resolution adopted by the Board of Directors in accordance with applicable law.

     13.2 The indemnification provided hereunder shall continue as to a person who has ceased to be a Director or Officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     13.3 Nothing contained in the Articles of Incorporation or these By-Laws shall be construed to protect any Director or Officer of the Fund against any liability to the Fund or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his or her office ("Disabling Conduct"). The means for determining whether indemnification shall be made shall be:

          (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("Indemnitee") was not liable by reason of Disabling Conduct, or

          (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, by (a) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Fund nor parties to the proceeding ("Disinterested Non-Party Directors"), or (b) an independent legal counsel in a written opinion.

     13.4 Nothing contained in the Article of Incorporation or these By-Laws shall be construed to permit the advancement of legal expenses for the defense of a proceeding brought by the Fund or its security holders against a Director or officer of the Fund unless an undertaking is furnished by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that he or she is entitled to indemnification, and the Indemnitee complies with at least one of the following conditions:

          (i) the Indemnitee shall provide a security for his or her undertaking,

          (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or

          (iii)     a  majority  of  a  quorum  of  the  Disinterested Non-Party
Directors, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.